BLACKSKY REPORTS FIRST QUARTER 2026 RESULTS

BlackSky Wins New Contracts Valued up to $160 Million
Gen-3 Unlocking Revenue Growth Driving Accelerated Contribution Performance
Company Raises Full Year Guidance

HERNDON, VA – May 7, 2026 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the first quarter ended March 31, 2026.

“With up to $160 million in new contract wins, we are rapidly growing revenues driven by the demand for Gen-3 space-based intelligence and AI services,” said Brian E. O’Toole, BlackSky CEO. “We are raising our guidance for the year based on strong year-to-date sales performance, in-year revenue visibility, and accelerated demand for best-in-class Gen-3 solutions in our pipeline.”

First Quarter Financial Highlights:
•Total revenue of $21 million
•Space-based intelligence & AI services revenue grew 14% as compared to the prior quarter
•Cash balance of $118 million as of March 31, 2026

Recent Highlights
•Secured a $25 million multi-year subscription contract with a major international Ministry of Defense to provide Assured access to best-in-class 35cm space-based imagery and AI analytics
•Major international defense customer rapidly scaled from Gen-3 pilot to nearly $30 million annual subscription contract for Assured access to real-time, space-based tactical ISR capabilities
•Awarded a multi-year sole-source IDIQ contract valued up to $99 million the Air Force Research Lab to develop a highly advanced large aperture Earth observation payload
•Won a $5 million subscription contract with a new government customer for novel Gen-2 mission applications
•Awarded a seven-figure multi-year contract renewal with the U.S. government to continue the delivery of non-Earth imaging services
•Signed a seven-figure contract extension with an international customer to continue providing access to BlackSky’s Assured subscription services to meet customer’s mission-critical needs
•Secured a seven-figure renewal award under NGA Luno contract
•Secured next wave of Gen-3 On-Demand subscription customers
•Successfully deployed fourth Gen-3 satellite, which began delivering very-high resolution images within hours from launch and rapidly entered commercial operations in less than one week
•Next Gen-3 satellite ready to be shipped

Financial Results
Revenues
Total revenue for the first quarter of 2026 was $20.8 million, compared to $29.5 million in the first quarter of 2025. The difference reflects the benefit in the first quarter of 2025 of $9.0 million related to a program milestone of a new mission solutions contract.

Cost of Sales(1)
Total cost of sales as a percentage of revenue improved to 35% for the first quarter of 2026, compared to 43% for the first quarter of 2025. The year-over-year improvement was primarily driven by a greater mix of high-margin space-based intelligence and AI services as a percentage of total revenue.

Operating Expenses
Operating expenses for the first quarter of 2026 were $32.0 million, which included $3.9 million of non-cash stock-based compensation expense and $9.2 million in depreciation and amortization expenses. Operating expenses for the first quarter of 2025 were $28.9 million, which included $2.8 million in non-cash stock-based compensation expense and $7.2 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) for the first quarter of 2026 remained flat compared to the prior year quarter at $18.9 million.

Net Loss
Net loss for the first quarter of 2026 was $29.7 million, compared to a net loss of $12.8 million for the first quarter of 2025. The year-over-year increase in net loss of $16.9 million was primarily due to changes in the gain/(loss) on derivatives, which are driven by fluctuations in the Company’s equity warrants and other equity instruments that are measured at fair value and driven by the Company’s common stock price.

Adjusted EBITDA(2)
Adjusted EBITDA for the first quarter of 2026 was a loss of $5.1 million, compared to an adjusted EBITDA loss of $0.6 million for the first quarter of 2025. The year-over-year increase of $4.5 million was primarily due to the variance in revenues related to the one-time benefit in the first quarter of 2025 from a mission solutions contract.

Balance Sheet & Capital Expenditures
As of March 31, 2026, cash and cash equivalents, restricted cash, and short-term investments totaled $117.5 million. During the quarter, the Company continued to achieve major milestones across multiple contracts that triggered invoicing of prior unbilled receivables, which reduced unbilled contract assets to approximately $24.2 million from $28.6 million at the end of the fourth quarter of 2025. Capital expenditures for the first quarter of 2026 were $15.8 million.

(1) Cost of sales is defined as space-based intelligence & AI services costs, excluding depreciation and amortization, mission solutions costs, excluding depreciation and amortization, and advanced technology programs costs, excluding depreciation and amortization.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

2026 Outlook
As a result of the strong year-to-date sales performance, improved in-year revenue visibility, and accelerated demand for Gen-3 solutions, the Company is raising its full year 2026 outlook for revenue and Adjusted EBITDA. Revenue is now expected to be between $130 million and $150 million, which represents a year-over-year revenue growth of over 30% at the midpoint of this range. Adjusted EBITDA is now expected to be between $12 million and $24 million. The Company is maintaining its full year 2026 outlook for capital expenditures of between $50 million and $60 million.

BlackSky has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses, change in fair value of warrant liabilities, and depreciation and amortization are uncertain or out of BlackSky’s control and cannot be reasonably predicted. The actual amount of these expenses will have a significant impact on BlackSky’s future GAAP financial results. Accordingly, a reconciliation of BlackSky’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EDT. Senior management will review the first quarter results, discuss BlackSky’s business, and answer questions. To access the live webcast, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events”. A presentation accompanying the webcast can also be found on the investor relations website. The webcast and conference call will be archived on the investor relations website following completion of the call.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence system that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense; unrealized (gain) loss on certain warrants/shares classified as derivative liabilities; loss on debt extinguishment; non-recurring transaction costs; litigation, settlements, and related costs; severance; and impairment, obsolescence, and asset disposals. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of adjusted EBITDA to net loss, the most comparable measure reported in accordance with GAAP, and for a discussion of the presentation, comparability, and use of adjusted EBITDA. Please refer to the schedule herein for a reconciliation of cash operating expenses to operating expenses, the most comparable measure reported in accordance with GAAP, and this press release for a discussion of the use of cash operating expenses.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year, expected revenues and expected capital expenditures, our ability to sustain revenue growth, expectations regarding the receipt of cash from customers over the next 12 months, expectations regarding global demand for our products and services, expectation regarding fulfillment of contracts with U.S. government customers and other government customers due to budget uncertainties, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, demand for Gen-3 solutions, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, U.S. government budget uncertainties, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K, our most recent Quarterly

Report on Form 10-Q, and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Senior Director, External Communications
bksypr@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue
Space-based intelligence & AI services	$16,519	$16,829
Mission solutions	2,009	9,842
Advanced technology programs	2,246	2,873
Total revenue	20,774	29,544
Costs and expenses
Space-based intelligence & AI services costs, excluding depreciation and amortization	4,924	3,818
Mission solutions costs, excluding depreciation and amortization	1,216	6,847
Advanced technology programs costs, excluding depreciation and amortization	1,192	1,935
Selling, general and administrative	22,562	21,442
Research and development	170	245
Depreciation and amortization	9,247	7,236
Total costs and expenses	39,311	41,523
Operating loss	(18,537)	(11,979)
(Loss) gain on derivatives	(8,217)	1,901
Interest income	1,024	573
Interest expense	(3,932)	(3,343)
Other (expense) income, net	(1)	65
Loss before income taxes	(29,663)	(12,783)
Income tax expense	—	(30)
Net loss	(29,663)	(12,813)
Other comprehensive income	—	—
Total comprehensive loss	$(29,663)	$(12,813)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(0.82)	$(0.42)

Weighted average common shares outstanding - basic and diluted	36,153	30,814

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$39,382	$42,445
Restricted cash	2,027	1,103
Short-term investments	76,139	82,006
Accounts receivable, net of allowance of $0 and $50, respectively	24,612	34,139
Contract assets	24,168	28,595
Inventories	6,178	6,178
Prepaid expenses and other current assets	12,765	12,329
Total current assets	185,271	206,795
Property and equipment - net	95,579	79,037
Operating lease right of use assets - net	3,262	3,418
Goodwill	10,279	10,279
Intangible assets - net	3,868	4,422
Satellite work in process	72,371	80,651
Other assets	1,118	1,644
Total assets	$371,748	$386,246
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$12,495	$14,945
Contract liabilities - current	19,859	20,518
Debt - current portion	9,257	7,937
Other current liabilities	11,973	16,061
Total current liabilities	53,584	59,461
Operating lease liabilities	7,502	7,579
Derivative liabilities	28,865	20,648
Long-term debt - net of current portion	193,402	193,180
Other liabilities	7,590	10,503
Total liabilities	290,943	291,371
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 37,064 and 36,227 shares; outstanding, 36,767 shares and 35,930 shares as of March 31, 2026 and December 31, 2025, respectively.	4	4
Additional paid-in capital	836,912	821,319
Accumulated deficit	(756,111)	(726,448)
Total stockholders’ equity	80,805	94,875
Total liabilities and stockholders’ equity	$371,748	$386,246

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(29,663)	$(12,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	9,247	7,236
Operating lease right of use assets amortization	156	156
Stock-based compensation expense	4,105	2,897
Amortization of debt issuance costs and non-cash interest expense	229	2,419
Loss (gain) on derivatives	8,217	(1,901)
Non-cash interest income	(552)	(412)
Other	(45)	52
Changes in operating assets and liabilities:
Accounts receivable	9,571	6,759
Contract assets - current and long-term	4,471	(11,049)
Inventories	—	5,997
Prepaid expenses and other current assets	(400)	351
Other assets	119	10
Accounts payable and accrued liabilities	(316)	(7,268)
Other current liabilities	(3,923)	567
Contract liabilities - current and long-term	(3,572)	34,256
Other liabilities	—	(12)
Net cash (used in) provided by operating activities	(2,356)	27,245
Cash flows from investing activities:
Purchase of property and equipment	(3,866)	(4,465)
Satellite work in process	(11,885)	(4,418)
Purchases of short-term investments	(28,831)	(28,259)
Proceeds from maturities of short-term investments	35,250	13,000
Net cash used in investing activities	(9,332)	(24,142)
Cash flows from financing activities:
Proceeds from equity issuances, net of equity issuance costs	14,269	5,118
Proceeds from options exercised and ESPP shares purchased	7	—
Repayments of debt	(1,688)	—
Payments for debt issuance costs	—	(175)
Withholding tax payments on vesting of restricted stock units	(3,039)	(492)
Payments for deferred offering costs	—	(31)
Net cash provided by financing activities	9,549	4,420
Net (decrease) increase in cash, cash equivalents, and restricted cash	(2,139)	7,523
Cash, cash equivalents, and restricted cash – beginning of year	43,548	14,378
Cash, cash equivalents, and restricted cash – end of period	$41,409	$21,901

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(29,663)	$(12,813)
Interest income	(1,024)	(573)
Interest expense	3,932	3,343
Income tax expense	—	30
Depreciation and amortization	9,247	7,236
Loss (gain) on derivatives	8,217	(1,901)
Stock-based compensation expense	4,105	2,897
Severance	72	326
Litigation, settlements, and related costs	18	138
Non-recurring transaction costs	—	656
Impairment and asset disposals	—	44
Adjusted EBITDA	$(5,096)	$(617)

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating expenses	$31,979	$28,923
Depreciation and amortization	(9,247)	(7,236)
Stock-based compensation for selling, general and administrative costs	(3,927)	(2,757)
Cash operating expenses	$18,805	$18,930